Execution Version
Exhibit 10.1
Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. Information that was omitted has been noted in this document with “[***].”

REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
GUILD HOLDINGS COMPANY
AND
THE HOLDERS NAMED HEREIN
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of May 10, 2021, by and among Guild Holdings Company, a Delaware corporation (the “Company”), and the holders set forth in Schedule A hereto.
WHEREAS, this Agreement is entered into in connection with the issuance of shares of the Company’s Class A common stock, $0.01 par value per share (the “Common Stock”), pursuant to the Merger Agreement, dated as of May 10, 2021 (the “Merger Agreement”), by and among Guild Mortgage Company LLC, a California limited liability company, Project Regal Merger Sub, Inc., a Delaware corporation, Residential Mortgage Holdings, Inc., a Delaware corporation, and the other parties thereto and the Share Issuance and Acquisition Agreement, dated as of May 10, 2021 (the “Share Issuance and Acquisition Agreement” and together with the Merger Agreement, the “Transaction Agreements”), by and among the Company and the shareholders named therein;
WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Holders (as defined below); and
WHEREAS, it is a condition to the obligations of the Holders and the Company under the Transaction Agreements that this Agreement be executed and delivered.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01 Definitions. The terms set forth below are used herein as so defined:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
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“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
“Closing Date” has the meaning specified therefor in the Merger Agreement.

“Effective Date” means, with respect to a particular Registration Statement, the date of effectiveness of such Registration Statement.

“Effectiveness Deadline” has the meaning specified therefor in Section 2.01(a) of this Agreement.
“Effectiveness Period” means the period beginning on the Effective Date for the Registration Statement and ending at the time all Registrable Shares covered by such Registration Statement have ceased to be Registrable Shares.
“Electing Holders” has the meaning specified therefor in Section 2.04 of this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing Registration Rights Agreement” means the Registration Rights Agreement, dated as of October 26, 2020, by and among the Company and the holders party thereto.
“Governmental Authority” means any federal, state, local or foreign government, or other governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
“Holder” means the holder of any Registrable Shares. For purposes of this Agreement, in the case of any Registrable Shares held by or through a depositary, broker or other intermediary, the holder shall be deemed to be the beneficial owner of such Registrable Shares.
“Included Registrable Shares” has the meaning specified therefor in Section 2.02(a) of this Agreement.
“Launch” has the meaning specified therefor in Section 2.04 of this Agreement.
“Law” means any statute, law, ordinance, regulation, rule, order, code, governmental restriction, decree, injunction or other requirement of law, or any judicial or administrative interpretation thereof, of any Governmental Authority.
“Liquidated Damages” has the meaning specified therefor in Section 2.01(b) of this Agreement.
“Losses” has the meaning specified therefor in Section 2.09(a) of this Agreement.
“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.
“NYSE” means The New York Stock Exchange, Inc.
“Opt-Out Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.

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“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Piggyback Threshold Amount” means $2,500,000.
“Post-Launch Withdrawing Selling Holders” has the meaning specified therefor in Section 2.04 of this Agreement.
“Registrable Shares” means the shares of Common Stock issued to the Holders on the Closing Date pursuant to the Transaction Agreements and any shares of Common Stock issued or issuable with respect to such shares upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.
“Registration Expenses” has the meaning specified therefor in Section 2.08(b) of this Agreement.
“Registration Statement” shall mean any registration statement of the Company that covers Registrable Shares pursuant to the provisions of this Agreement, all amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Selling Expenses” has the meaning specified therefor in Section 2.08(b) of this Agreement.
“Selling Holder” means a Holder who is selling Registrable Shares under a Registration Statement pursuant to the terms of this Agreement.
“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.09(a) of this Agreement.
“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Shares from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect).
“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Registrable Shares are sold to one or more underwriters on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
“Underwritten Offering Notice” has the meaning specified therefor in Section 2.04 of this Agreement.
Section 1.02 Registrable Shares. Any Registrable Share shall cease to be a Registrable Share at the earliest of the following: (a) when a registration statement covering such Registrable Share becomes or has been declared effective by the SEC and such Registrable Share has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Share has been sold or disposed of (excluding transfers or assignments by a Holder to an Affiliate) pursuant to Rule 144 under

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the Securities Act (or any successor or similar provision adopted by the SEC then in effect) under circumstances in which all of the applicable conditions of Rule 144 (as then in effect) are met; (c) when such Registrable Share is held by the Company or one of its direct or indirect subsidiaries; or (d) when such Registrable Share has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.11 hereof.
ARTICLE II
REGISTRATION RIGHTS
Section 2.01    Shelf Registration.
(a) Shelf Registration. On or prior to December 31, 2021, the Company shall prepare and file a Shelf Registration Statement with the SEC to permit the public resale of all Registrable Shares on the terms and conditions specified in this Section 2.01. The Shelf Registration Statement filed with the SEC pursuant to this Section 2.01(a) shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Shares, covering the Registrable Shares, and shall contain a prospectus in such form as to permit any Selling Holder covered by such Registration Statement to sell such Registrable Shares pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) at any time beginning on the Effective Date for such Registration Statement. The Company shall use commercially reasonable efforts to cause a Shelf Registration Statement filed pursuant to this Section 2.01(a) to be declared effective on or prior to May 10, 2022 (the “Effectiveness Deadline”). The Shelf Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Selling Holders, including by way of an Underwritten Offering, if such an election has been made pursuant to Section 2.04 of this Agreement. During the Effectiveness Period, the Company shall use commercially reasonable efforts to cause the Shelf Registration Statement filed pursuant to this Section 2.01(a) to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Shelf Registration Statement is available or, if not available, that another registration statement is available for the resale of the Registrable Shares until the date on which all Registrable Shares have ceased to be Registrable Shares.
(b) Liquidated Damages. If a Registration Statement required to be filed by Section 2.01(a) (i) is not filed by the Company with the SEC on or prior to December 31, 2021, (ii) is not declared effective on or prior to the Effectiveness Deadline,  or (iii) after the date the Registration Statement is declared effective by the SEC, the Registration Statement ceases for any reason to remain effective or the Holders are otherwise not permitted to utilize the prospectus therein to resell the Registrable Shares covered thereby, except for Permitted Blackout Periods, then in each such case, each Holder shall be entitled to a payment in cash, as liquidated damages and not as a penalty, equal to twelve percent (12%) per annum of the Registrable Shares, payable monthly, until such time as such Registration Statement is filed or declared effective or is again available for use by the Holders, as applicable, or when the Registrable Shares covered by such Registration Statement cease to be Registrable Shares (the “Liquidated Damages”). The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within 10 Business Days after the end of each such 30-calendar-day period. Any Liquidated Damages shall be paid to each Holder in immediately available funds.
Section 2.02 Piggyback Rights.

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(a) Participation. So long as a Holder has Registrable Shares, if the Company proposes to file (i) a shelf registration statement other than a Registration Statement contemplated by Section 2.01(a), (ii) a prospectus supplement to an effective shelf registration statement relating to the sale of equity securities of the Company for its own account or that of another Person, or both, other than a Registration Statement contemplated by Section 2.01(a) and Holders may be included without the filing of a post-effective amendment thereto, or (iii) a registration statement, other than a shelf registration statement, in each case, for the sale of shares of Common Stock in an Underwritten Offering for its own account or that of another Person, or both, then promptly following the selection of the Managing Underwriter for such Underwritten Offering, the Company shall give notice of such Underwritten Offering to each Holder (together with its Affiliates) holding at least the Piggyback Threshold Amount of the then-outstanding Registrable Shares and such notice shall offer such Holders the opportunity to include in such Underwritten Offering such number of Registrable Shares (the “Included Registrable Shares”) as each such Holder may request in writing; provided, however, that (A) the Company shall not be required to provide such opportunity to any such Holder that does not offer a minimum of the Piggyback Threshold Amount of Registrable Shares, or such lesser amount if it constitutes the remaining holdings of such Holder, and (B) if the Company has been advised by the Managing Underwriter that the inclusion of Registrable Shares for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the shares of Common Stock in the Underwritten Offering, then (x) if no Registrable Shares can be included in the Underwritten Offering in the opinion of the Managing Underwriter, the Company shall not be required to offer such opportunity to the Holders, or (y) if any Registrable Shares can be included in the Underwritten Offering in the opinion of the Managing Underwriter, then the amount of Registrable Shares to be offered for the accounts of Holders shall be determined based on the allocation set forth in Section 2.02(b). Each such Holder shall then have five Business Days (or two Business Days in connection with any overnight or bought Underwritten Offering) after notice has been delivered to request in writing the inclusion of Registrable Shares in the Underwritten Offering. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (1) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Shares in connection with such terminated Underwritten Offering, and (2) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Shares as part of such Underwritten Offering for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Shares in such Underwritten Offering by giving written notice to the Company of such withdrawal at or prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not be required to deliver any notice to such Holder in respect of such Underwritten Offering.
(b) Priority. If the Managing Underwriter of any proposed Underwritten Offering of shares of Common Stock included in an Underwritten Offering involving Included Registrable Shares advises the Company that the total number of shares of Common Stock that the Selling Holders and any other Persons intend to include in such offering exceeds the number of shares of Common Stock that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of

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shares of the Common Stock offered or the market for the shares of Common Stock, then the shares of Common Stock to be included in such Underwritten Offering shall include the number of Registrable Shares that such Managing Underwriter advises the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to any holder of securities of the Company having rights of registration pursuant to the Existing Registration Rights Agreement, (ii) second, pro rata on the basis of the number of Registrable Shares held by each such Holder or in such other manner as such Holders may agree, (iii) third, to any holder of securities of the Company having rights of registration that are neither expressly senior nor subordinated to the Holders in respect of the Registrable Shares and (iv) fourth, to any holder of securities of the Company having rights of registration that are expressly subordinated to the Holders in respect of the Registrable Shares.
(c) Termination of Piggyback Registration Rights. The rights of the Holders under this Section 2.02 shall terminate upon the Holders ceasing to collectively hold at least the Piggyback Threshold Amount of Registrable Shares.
Section 2.03 Delay Rights.
Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to (i) all Holders, delay the filing of a Registration Statement, or (ii) any Selling Holder whose Registrable Shares are included in a Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus that is a part of such Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Shares pursuant to such Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Shares) if the Company (x) is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in good faith that (1) the Company would be required to disclose such transaction in such Registration Statement or other registration statement and (2) the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by such required disclosure or (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company; provided, however, in no event shall (A) filing of such Registration Statement be delayed under clauses (x) or (y) of this Section 2.03 for a period that exceeds 90 calendar days or (B) such Selling Holders be suspended under clauses (x) or (y) of this Section 2.03 from selling Registrable Shares pursuant to such Registration Statement or other registration statement for a period that exceeds an aggregate of 90 calendar days in any 180 calendar-day period or 120 calendar days in any 365 calendar-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering (a “Permitted Blackout Period”). Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within one Business Day of such disclosure or termination, to the Selling Holders whose Registrable Shares are included in such Registration Statement and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Shares as contemplated in this Agreement.
Section 2.04 Underwritten Offerings.
In the event that any Holder or Holders that are Affiliates of each other (the “Electing Holders”) elect to include, other than pursuant to Section 2.01 of this Agreement, at least the lesser of (i) $10,000,000 of Registrable Shares in the aggregate (calculated based on the expected gross proceeds of the Underwritten Offering of such Registrable Shares) and (ii) 100% of the then outstanding

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Registrable Shares held by such Electing Holders under a Registration Statement pursuant to an Underwritten Offering, the Company shall, upon request by the Electing Holders (such request, an “Underwritten Offering Notice”), retain underwriters to permit the Electing Holders to effect such sale through an Underwritten Offering; provided, however, that each Holder, together with its Affiliates, shall have the option and right to require the Company to effect not more than three Underwritten Offerings in the aggregate, subject to a maximum of one Underwritten Offering during any 90-day period. Upon delivery of such Underwritten Offering Notice to the Company, the Company shall as soon as practicable deliver notice of such Underwritten Offering Notice to all other Holders, who shall then have two Business Days from the date that such notice is given to them to notify the Company in writing of the number of Registrable Shares held by such Holder that they want to be included in such Underwritten Offering. Any Holders notified about an Underwritten Offering by the Company after the Company has received the corresponding Underwritten Offering Notice may participate in such Underwritten Offering. In connection with any Underwritten Offering under this Agreement, the Holders of a majority of the Registrable Shares being sold in such Underwritten Offering shall be entitled to select the Managing Underwriter or Underwriters, but only with the consent of the Company, not to be unreasonably withheld, conditioned or delayed. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and the Company shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Shares on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities whose offer and resale will be registered, on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Company, the Electing Holders and the Managing Underwriter; provided, however, that any such withdrawal must be made no later than the time of pricing of such Underwritten Offering. If (A) certain Selling Holders withdraw from an Underwritten Offering after the public announcement at launch (the “Launch”) of such Underwritten Offering (such Selling Holders, the “Post-Launch Withdrawing Selling Holders”) and (B) all Selling Holders withdraw from such Underwritten Offering prior to pricing, then the Post-Launch Withdrawing Selling Holders shall pay for all reasonable Registration Expenses incurred by the Company during the period from the Launch of such Underwritten Offering until the time all Selling Holders withdraw from such Underwritten Offering.
If the Managing Underwriter of any proposed Underwritten Offering of Registrable Shares advises the Company that the inclusion of all of the Selling Holders’ Registrable Shares that the Selling Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Registrable Shares offered or the market for the Registrable Shares, then the Registrable Shares to be included in such Underwritten Offering shall include the number of Registrable Shares that such Managing Underwriter advises the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to any holder of securities of the Company having rights of registration pursuant to the Existing Registration

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Rights Agreement, (ii) second, pro rata on the basis of the number of Registrable Shares held by each such Holder or in such other manner as such Holders may agree, (iii) third, to any holder of securities of the Company having rights of registration that are neither expressly senior nor subordinated to the Holders in respect of the Registrable Shares and (iv) fourth, to any holder of securities of the Company having rights of registration that are expressly subordinated to the Holders in respect of the Registrable Shares.
Section 2.05 Sale Procedures.
In connection with its obligations under this Article II, the Company shall, as expeditiously as practicable:
(a) use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such Registration Statement;
(b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Shares, the Company shall use commercially reasonable efforts to include such information in such prospectus supplement;
(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the sale or other disposition of the Registrable Shares covered by such Registration Statement or other registration statement;
(d) if applicable, use commercially reasonable efforts to register or qualify the Registrable Shares covered by a Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company shall not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;
(e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement

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to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;
(f) immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by such Selling Holder under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Shares;
(h) in the case of an Underwritten Offering, furnish, or use commercially reasonable efforts to cause to be furnished, to the underwriters upon request, (i) an opinion of counsel for the Company dated the date of the closing under the underwriting agreement and (ii) a “comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Company and such other matters as such underwriters and Selling Holders may reasonably request;
(i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement, covering a period of 12 months beginning within three months after the Effective Date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

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(j) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and the Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that the Company need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;
(k) use commercially reasonable efforts to cause all Registrable Shares registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which the Common Stock are then listed or quoted;
(l) use commercially reasonable efforts to cause the Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Shares;
(m) provide a transfer agent and registrar for all Registrable Shares covered by such registration statement not later than the Effective Date of such registration statement;
(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of Registrable Shares provided, however, that in the event the Company, using commercially reasonable efforts, is unable to make such appropriate officers of the Company available to participate in connection with any “road show” presentations and other customary marketing activities (whether in person or otherwise), the Company shall make such appropriate officers available to participate via conference call or other means of communication in connection with no more than one “road show” presentation per Underwritten Offering;
(o) if requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Shares, including information with respect to the number of Registrable Shares being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Shares to be sold in such offering, and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and
(p) if reasonably required by the Company’s transfer agent, the Company shall promptly deliver any authorizations, certificates, opinions or directions required by the transfer agent which authorize and direct the transfer agent to transfer Registrable Shares without legend upon sale by the Holder of such Registrable Shares under a Registration Statement.
Notwithstanding anything to the contrary in this Section 2.05, the Company shall not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Registration Statement without such Holder’s consent.
Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in Section 2.05(f), shall forthwith discontinue offers and sales of the Registrable Shares by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.05(f) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the

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Company, such Selling Holder shall, or shall request the Managing Underwriter, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.
Section 2.06 Cooperation by Holders.
The Company shall have no obligation to include Registrable Shares of a Holder in a Registration Statement or in an Underwritten Offering who has failed to timely furnish after receipt of a written request from the Company with a reasonable opportunity to respond to such information that the Company determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act, and any such Holder shall not be entitled to Liquidated Damages in connection with the applicable Registration Statement or other registration statement contemplated by this Agreement.
Section 2.07 Restrictions on Public Sale by Holders of Registrable Shares.
Each Holder of Registrable Shares that participates in an Underwritten Offering will enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of Registrable Shares during the 90 calendar-day period beginning on the date of a prospectus or prospectus supplement filed with the SEC with respect to the pricing of any Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed and (ii) the restrictions set forth in this Section 2.07 shall not apply to any Registrable Shares that are included in such Underwritten Offering by such Holder. In addition, this Section 2.07 shall not apply to any Holder that is not entitled to participate in such Underwritten Offering, whether because such Holder delivered an Opt-Out Notice prior to receiving notice of the Underwritten Offering or because such Holder (together with its Affiliates) holds less than the Piggyback Threshold Amount of the then outstanding Registrable Shares or because the Registrable Shares held by such Holder may be disposed of without restriction pursuant to any section of Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect).
Section 2.08 Expenses.
(a) Expenses. The Company shall pay all reasonable Registration Expenses as determined in good faith by the Company, including, in the case of an Underwritten Offering, the reasonable Registration Expenses of an Underwritten Offering, regardless of whether any sale is made pursuant to such Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Shares hereunder. Each Selling Holder’s pro rata allocation of Selling Expenses shall be the percentage derived by dividing (i) the number of Registrable Shares sold by such Selling Holder in connection with such sale by (ii) the aggregate number of Registrable Shares sold by all Selling Holders in connection with such sale. In addition, except as otherwise provided in Sections 2.08 and 2.09 hereof, the Company shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.
(b) Certain Definitions. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Shares on a Registration Statement or an Underwritten Offering covered under this Agreement, and the disposition of

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such Registrable Shares, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one counsel for the Selling Holders participating in such Registration Statement or Underwritten Offering to effect the disposition of such Registrable Shares, selected by the Holders of a majority of the Registrable Shares initially being registered under such Registration Statement or other registration statement as contemplated by this Agreement, subject to the reasonable consent of the Company. “Selling Expenses” means all underwriting discounts and selling commissions, and fees and disbursements of counsel to the Selling Holders, except for the reasonable fees and disbursements of counsel for the Selling Holders required to be paid by the Company pursuant to Sections 2.08 and 2.09.
Section 2.09 Indemnification.
(a) By the Company. In the event of a registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, partners, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, managers, partners, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which includes documents incorporated by reference in) such Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and shall reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Company shall not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in such Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.
(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder

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furnished in writing by or on behalf of such Selling Holder expressly for inclusion in such Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Shares giving rise to such indemnification.
(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.09. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.09 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, and does not contain any admission of wrongdoing by, the indemnified party.
(d) Contribution. If the indemnification provided for in this Section 2.09 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Shares giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct

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or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e) Other Indemnification. The provisions of this Section 2.09 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.
Section 2.10 Rule 144 Reporting.
With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Shares to the public without registration, the Company agrees to use commercially reasonable efforts to:
(a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect), at all times from and after the date hereof;
(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and
(c) so long as a Holder owns any Registrable Shares, furnish, unless otherwise available electronically at no additional charge via the SEC’s EDGAR system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration.
Section 2.11 Transfer or Assignment of Registration Rights.
The rights to cause the Company to register Registrable Shares granted to the Holders by the Company under this Article II may only be transferred or assigned by a Holder to one or more of its Affiliates, including for this purpose any family member or trust for the benefit of a family member of any Holder as a result of a “Permitted Transfer” under the Share Issuance and Acquisition Agreement, provided, however, that (a) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each of the transferee or assignee and identifying the Registrable Shares with respect to which such registration rights are being transferred or assigned and (b) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Holder under this Agreement.
ARTICLE III
MISCELLANEOUS
Section 3.01 Communications.

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All notices and other communications provided for or permitted hereunder shall be made in writing by electronic mail, courier service or personal delivery:
(a) if to an initial Holder, to the respective address listed on Schedule A hereof;
(b) if to a transferee, to such Holder at the address provided pursuant to Section 2.11 above; and
(c) if to the Company:
Guild Holdings Company
5887 Copley Drive
San Diego, California 92111
Attention: Lisa Kilka
Email: lkilka@guildmortgage.net
with a copy to (which shall not constitute notice):
Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Anna Pinedo
Telephone: (212) 506-2275
Email: apinedo@mayerbrown.com
All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent Internet electronic mail; and when actually received, if sent by courier service or any other means.
Section 3.02 Successor and Assigns.
This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Shares to the extent permitted herein.
Section 3.03 Assignment of Rights.
All or any portion of the rights and obligations of any Holder under this Agreement may be transferred or assigned by such Holder only in accordance with Section 2.11 hereof.
Section 3.06 Specific Performance.
Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

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Section 3.07 Counterparts.
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, including facsimile or .pdf counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
Section 3.08 Headings.
The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 3.09 Governing Law.
This Agreement, including all issues and questions concerning its application, construction, validity, interpretation and enforcement, shall be construed in accordance with, and governed by, the laws of the State of New York.
Section 3.10 Severability of Provisions.
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 3.11 Entire Agreement.
This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company set forth herein. This Agreement and the Transaction Agreements supersede all prior agreements and understandings between the parties with respect to such subject matter.
Section 3.12 Amendment.
This Agreement may be amended only by means of a written amendment signed by the Company, the Holders of a majority of the then outstanding Registrable Shares; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
Section 3.13 No Presumption.
If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
Section 3.15 Independent Nature of Holder’s Obligations.

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The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.
Section 3.16 Interpretation.
Article and Section references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The words “include,” “includes” and “including” or words of similar import shall be deemed to be followed by the words “without limitation.” Whenever any determination, consent or approval is to be made or given by a Holder under this Agreement, such action shall be in such Holder’s sole discretion unless otherwise specified. Unless expressly set forth or qualified otherwise (e.g., by “Business”), all references herein to a “day” are deemed to be a reference to a calendar day.
(Signature pages follow)

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

GUILD HOLDINGS COMPANY

By:	/s/ Mary Ann McGarry
Name:	Mary Ann McGarry
Title:	Chief Executive Officer
[Signature Page to Registration Rights Agreement]
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HOLDERS:

[***]

[***]

[***]

A-1
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SCHEDULE A
HOLDERS

Holder Name	Holder Address
[***]	[***]
[***]	[***]
[***]	[***]

A-1
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